EXHIBIT 99.1

PGTI Reports Strong First Quarter 2023 Results Driven by Strength in

Repair and Remodel Channel

VENICE, Fla., May 11, 2023 – PGT Innovations, Inc. (NYSE: PGTI), a national leader in premium windows and doors, including impact-resistant products, garage doors, and products designed to unify indoor/outdoor living spaces, today announced financial results for its first quarter for the period ended April 1, 2023.

Financial Highlights for First Quarter 2023

(All results reflect comparison to prior-year period; Cash on hand is compared to prior-year end)

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Net sales totaled $377 million, an increase of 5 percent (includes organic growth of 3 percent).
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Net income was $34 million, an increase of 44 percent.
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Adjusted net income* was $34 million, an increase of 34 percent.
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Adjusted EBITDA* was $70 million, an increase of 18 percent.
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Net income per common share attributable to common shareholders, diluted, was $0.54, an increase of 54 percent.
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Adjusted net income per diluted share* was $0.56, an increase of 33 percent.
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Total liquidity at the end of the first quarter was $211 million, including cash of $48 million and revolver availability of nearly $163 million.

Second Quarter 2023 Guidance

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Net sales in the range of $380 million to $400 million.
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Adjusted EBITDA* in the range of $70 million to $75 million.

* Adjusted net income, Adjusted net income per diluted share and Adjusted EBITDA are non-GAAP measures. Please see “Use of Non-GAAP Financial Measures” below for more information.

"PGT Innovations delivered strong first quarter results in a challenging macro environment. The Company is executing on all cylinders, producing one of the best quarters we’ve had to-date. Our team continued to show strength and resiliency following business interruptions from Hurricane Ian and the ransomware incident impacting the second half of 2022. ” said Jeff Jackson, President and Chief Executive Officer. “The Company’s order backlog has grown from the end of the fourth quarter, driven by strength in the repair & remodel channel outpacing softness in demand from reduced new construction activity."

“In our Southeast region, orders grew double digits versus prior year in the first quarter driven by strength in our PGT and ECO brands. Southwest Florida specifically showed tremendous demand growth in the first quarter fueled by an increased awareness of the benefits of impact products following Hurricane Ian last year." added Jackson. “For the total Company, we saw a contraction in new construction demand versus prior year but are cautiously optimistic that new construction will rebound in the coming quarters based on recent industry reports. Fortunately, the strength in our repair and remodel channel has allowed us to offset softness in new construction.”

“In February 2023, we announced a $250.0 million share repurchase plan. In the first quarter, we executed $25.9 million of share repurchases,” said Craig Henderson, Interim Chief Financial Officer and Vice President of Corporate Finance.

"Our strong first quarter performance was driven by operational execution, the impacts of pricing actions taken to offset materials and wage inflation, and cost containment measures. Our strong first quarter performance in conjunction with a growing order backlog gives us confidence in guiding to a similarly strong second quarter. We expect second quarter 2023 performance for net sales in the range of $380 million to $400 million, and Adjusted EBITDA in the range of $70 million to $75 million," concluded Henderson.

Conference Call

PGT Innovations will host a conference call today at 10:30 a.m. The conference call will be available at the same time through the Investor Relations section of the PGT Innovations, Inc. website, http://ir.pgtinnovations.com/events.cfm.

To participate in the teleconference, kindly dial into the call about 10 minutes before the start time: 833-316-0547 (U.S. toll-free) and 412-317-5728 (International). A replay of the call will be available within approximately one hour after the scheduled end of the call on May 11, 2023, through approximately 12:30 p.m. on May 18, 2023. To access the replay, dial 877-344-7529 (U.S. Only toll-free), 855-669-9658 (Canada Only toll-free) and 412-317-0088 (International) and refer to pass code 5454679. Other international replay dial-in numbers can be obtained at: https://services.choruscall.com/ccforms/replay.html

You may join the conference online by using the following link:

https://event.choruscall.com/mediaframe/webcast.html?webcastid=5SFejj80

About PGT Innovations, Inc.

PGT Innovations manufactures and supplies premium windows, doors, and garage doors. Its highly engineered and technically advanced products can withstand some of the toughest weather conditions on Earth and are revolutionizing the way people live by unifying indoor and outdoor living spaces. PGT Innovations creates value through deep customer relationships, understanding the unstated needs of the markets it serves, and a drive to develop category-defining products. PGT Innovations is also the nation’s largest manufacturer of impact-resistant windows and doors and holds the leadership position in its primary market.

The PGT Innovations’ family of brands include CGI®, PGT® Custom Windows and Doors, WinDoor®, Western Window Systems, Anlin Windows & Doors, Eze-Breeze®, NewSouth Window Solutions, Martin Door, and a 75 percent ownership stake in Eco Window Systems®. The company’s brands, in their respective markets, are a preferred choice of architects, builders, and homeowners throughout North America and the Caribbean. Their high-quality products are available in custom and standard sizes with massive dimensions that allow for unlimited design possibilities in residential, multi-family, and commercial projects. For additional information, visit https://pgtinnovations.com/.

Forward-Looking Statements

This press release contains "forward-looking statements" within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as: "assume," "believe," "could," "estimate," "expect," "guidance," "intend," "many," "positioned," "potential," "project," "think," "should," "target," "will," "would" and similar references to future periods. Examples of forward-looking statements include, among others, statements we make regarding our acquisition of Martin Door Holdings, Inc. ("Martin"); our national footprint and depth of product offering providing a strong basis for growth; our share-repurchase program; and our net sales and Adjusted EBITDA guidance.

Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following:

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unpredictable weather and macroeconomic factors that may negatively impact the repair and remodel and new construction markets and the construction industry generally, especially in the state of Florida and the western United States, where the substantial portion of our sales are currently generated, and in the U.S. generally;
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changes in raw material prices, especially for aluminum, glass, vinyl, and steel, including, price increases due to the implementation of tariffs and other trade-related restrictions, Pandemic-related supply chain interruptions, or interruptions from the conflict in Ukraine;
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our dependence on a limited number of suppliers for certain of our key materials;
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our dependence on our impact-resistant product lines, which increased with the acquisition of Eco Enterprises, LLC ("Eco"), and contemporary indoor/outdoor window and door systems, and on consumer preferences for those types and styles of products;
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the effects of increased expenses or unanticipated liabilities incurred as a result of, or due to activities related to, our recent acquisitions, including our acquisitions of Martin and Anlin Windows & Doors ("Anlin");
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our level of indebtedness, which increased in connection with our recent acquisitions, including our acquisitions of Martin and Anlin;
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increases in credit losses from obligations owed to us by our customers in the event of a downturn in the home repair and remodel or new home construction channels in our core markets and our inability to collect such obligations from such customers;
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the risks that the anticipated cost savings, synergies, revenue enhancement strategies and other benefits expected from our acquisitions of Martin and Anlin may not be fully realized or may take longer to realize than expected or that our actual integration costs may exceed our estimates;
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increases in transportation costs, including increases in fuel prices;

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our dependence on our limited number of geographically concentrated manufacturing facilities, which increased further due to our acquisition of Eco;
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sales fluctuations to and changes in our relationships with key customers;
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federal, state and local laws and regulations, including unfavorable changes in local building codes and environmental and energy code regulations;
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risks associated with our information technology systems, including cybersecurity-related risks, such as unauthorized intrusions into our systems by "hackers" and theft of data and information from our systems, and the risks that our information technology systems do not function as intended or experience temporary or long-term failures to perform as intended;
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product liability and warranty claims brought against us;
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in addition to our acquisitions of Martin and Anlin, our ability to successfully integrate businesses we may acquire in the future, or that any business we acquire may not perform as we expected when we acquired it; and
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the other risks and uncertainties discussed under “Risk Factors” in Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2022, and our other filings with the Securities and Exchange Commission.

Any forward-looking statement made by us in this press release is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Use of Non-GAAP Financial Measures

This press release and the financial schedules include financial measures and terms not calculated in accordance with U.S. generally accepted accounting principles (GAAP). Management believes that presentation of non-GAAP measures such as Adjusted net income, Adjusted net income per share, and Adjusted EBITDA provides investors and analysts with an alternative method for assessing our operating results in a manner that enables investors and analysts to more thoroughly evaluate our current performance compared to past performance. However, these measures do not provide a complete picture of our operations. Management also believes these non-GAAP measures provide investors with a better baseline for assessing our future earnings potential. The non-GAAP measures included in this press release are provided to give investors access to types of measures that we use in analyzing our results, and for internal planning and forecasting purposes.

Adjusted net income consists of GAAP net income adjusted for the items included in the accompanying reconciliation. Adjusted net income per share consists of GAAP net income per share adjusted for the items included in the accompanying reconciliation.

Adjusted EBITDA consists of net income, adjusted for the items included in the accompanying reconciliation. We believe that Adjusted EBITDA provides useful information to investors and analysts about the Company's performance because they eliminate the effects of period-to-period changes in taxes, costs associated with capital investments and interest expense. Adjusted EBITDA does not give effect to the cash the Company must use to service its debt or pay its income taxes and thus does not reflect the actual funds generated from operations or available for capital investments.

Our calculations of Adjusted net income and Adjusted net income per share, and Adjusted EBITDA are not necessarily comparable to calculations performed by other companies and reported as similarly titled measures. These non-GAAP measures should be considered in addition to results prepared in accordance with GAAP but should not be considered a substitute for or superior to GAAP measures. Schedules that reconcile Adjusted net income, Adjusted net income per share, and Adjusted EBITDA to GAAP net income are included in the financial schedules accompanying this release.

We are not able to provide a reconciliation of projected Adjusted EBITDA to the most directly comparable expected GAAP results due to the unknown effect, timing and potential significance of the effects of legal matters, tax considerations, and income and expense from changes in fair value of contingent consideration from acquisitions. Expenses associated with legal matters, tax consequences, and income and expense from changes in fair value of contingent consideration from acquisitions have in the past, and may in the future, significantly affect GAAP results in a particular period.

SOURCE: PGT Innovations, Inc.

PGT Innovations Contacts:

Investor Relations: Media Relations:

Craig Henderson, 941-480-1600 Stephanie Cz, 941-480-1600

Interim CFO and V.P. Corporate Finance Corporate Communications Manager

CHenderson@PGTInnovations.com

PGT INNOVATIONS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited - in thousands, except per share amounts)

	Three Months Ended
	April 1,	April 2,
	2023	2022

Net sales	$376,829	$358,662
Cost of sales	227,598	224,069
Gross profit	149,231	134,593
Selling, general and administrative expenses	95,913	95,882
Income from operations	53,318	38,711
Interest expense, net	7,656	7,080
Income before income taxes	45,662	31,631
Income tax expense	11,235	7,805
Net income	34,427	23,826
Less: Net income attributable to redeemable non-controlling interest	(837)	(657)
Net income attributable to the Company	$33,590	$23,169

Calculation of net income per common share attributable to PGT Innovations, Inc. common shareholders:
Net income attributable to the Company	$33,590	$23,169
Change in redemption value of redeemable non-controlling interest	(1,177)	(2,136)
Net income attributable to PGT Innovations, Inc. common shareholders	$32,413	$21,033

Net income per common share attributable to PGT Innovations, Inc. common shareholders:
Basic	$0.54	$0.35
Diluted	$0.54	$0.35

Weighted average number of common shares outstanding:
Basic	59,818	59,831
Diluted	60,153	60,219

PGT INNOVATIONS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited - in thousands)

	April 1,	December 31,
	2023	2022
ASSETS
Current assets:
Cash and cash equivalents	$48,314	$66,548
Accounts receivable, net	159,522	160,107
Inventories	114,881	112,672
Contract assets, net	50,314	47,919
Prepaid expenses and other current assets	28,935	28,295
Total current assets	401,966	415,541
Property, plant and equipment, net	210,950	208,354
Operating lease right-of-use asset, net	103,452	104,121
Intangible assets, net	440,259	447,052
Goodwill	461,381	460,415
Other assets, net	6,410	4,766
Total assets	$1,624,418	$1,640,249

LIABILITIES, REDEEMABLE NON-CONTROLLING INTEREST,
AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued expenses	$142,754	$168,961
Current portion of operating lease liability	16,827	16,393
Total current liabilities	159,581	185,354
Long-term debt	645,108	642,134
Operating lease liability, less current portion	94,175	95,159
Deferred income taxes, net	47,452	47,407
Other liabilities	7,094	7,459
Total liabilities	953,410	977,513
Commitments and contingencies
Redeemable non-controlling interest	36,735	34,721
Total shareholders' equity	634,273	628,015
Total liabilities, redeemable non-controlling interest and shareholders' equity	$1,624,418	$1,640,249

PGT INNOVATIONS, INC.
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(unaudited - in thousands)

	Three Months Ended
	April 1,	April 2,
	2023	2022
	(unaudited)
Cash flows from operating activities:
Net income	$34,427	$23,826
Adjustments to reconcile net income to net cash
provided by operating activities:
Depreciation	8,890	8,470
Amortization	6,793	8,043
Provision for credit losses	1,724	1,408
Stock-based compensation	2,207	2,205
Amortization of deferred financing costs	326	304
(Gain) loss on sales of assets	(204)	747
Change in operating assets and liabilities:
Accounts receivable	(3,179)	(39,357)
Inventories	(2,573)	(6,286)
Contract assets, net, prepaid expenses, other current and other assets	2,148	10,669
Accounts payable, accrued and other liabilities	(26,641)	7,291
Net cash provided by operating activities	23,918	17,320

Cash flows from investing activities:
Purchases of property, plant and equipment	(11,785)	(8,180)
Business combinations	(744)	—
Proceeds from sales of assets	566	8
Net cash used in investing activities	(11,963)	(8,172)

Cash flows from financing activities:
Payment of fair value of contingent consideration in Anlin Acquisition	(4,348)	—
Proceeds of amounts drawn from revolving credit facility	15,000	—
Payments of borrowing under revolving credit facility	(12,352)	—
Purchases of treasury stock under repurchase program	(25,895)	—
Income taxes paid from stock withheld relating to vesting of equity awards	(2,594)	(1,663)
Net cash used in financing activities	(30,189)	(1,663)
Net (decrease) increase in cash and cash equivalents	(18,234)	7,485
Cash and cash equivalents at beginning of period	66,548	96,146
Cash and cash equivalents at end of period	$48,314	$103,631

PGT INNOVATIONS, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO THEIR
MOST DIRECTLY COMPARABLE GAAP EQUIVALENTS
(unaudited - in thousands, except per share amounts and percentages)

	Three Months Ended
	April 1,	April 2,
	2023	2022
Reconciliation to Adjusted Net Income and
Adjusted Net Income per share - diluted:
Net income	$34,427	$23,826
Reconciling items:
Acquisition-related costs (1)	712	-
Insurance recovery relating to business wind-down costs (2)	(2,897)	-
Executive severance costs (3)	942	-
Asset impairment charges (4)	-	723
Adjustments to contingent consideration (5)	-	961
Tax effect of reconciling items	325	(432)
Adjusted net income	$33,509	$25,078
Weighted-average diluted shares	60,153	60,219
Adjusted net income per share - diluted	$0.56	$0.42

Reconciliation to Adjusted EBITDA:
Depreciation and amortization expense	$15,683	$16,513
Interest expense, net	7,656	7,080
Income tax expense	11,235	7,805
Reversal of tax effect of reconciling items for adjusted net income above	(325)	432
Stock-based compensation expense	2,207	2,205
Adjusted EBITDA	$69,965	$59,113
Adjusted EBITDA as percentage of net sales	18.6%	16.5%

(1) Represents transfer taxes assessed to the Company in 2023 relating to the Anlin acquisition, classified within selling, general and administrative expenses in the accompanying condensed consolidated statement of operations for the three months ended April 1, 2023.

(2) Represents an insurance recovery gain relating to the wind-down of the commercial portion of our New South acquisition. Proceeds from the insurance recovery totaled $5.0 million. We previously recorded an other receivable of $2.1 million, representing the low end of our range of estimated recovery amounts, resulting in a gain of $2.9 million, classified within selling, general and administrative expenses in the accompanying condensed consolidated statement of operations for the three months ended April 1, 2023.

(3) Represents severance costs relating to the termination of the employment of our former Chief Financial Officer, which was effective close of business February 27, 2023. These costs were paid in and are classified as selling, general and administrative expenses in the condensed consolidated statement of operations for the three months ended April 1, 2023.

(4) Represents write-off of a portion of an idle building relating to our glass plant, classified as selling, general and administrative expense in the accompanying condensed statement of operations for the three months ended April 2, 2022.

(5) Represents fair value adjustment to contingent consideration associated with our Anlin Acquisition, classified as selling, general and administrative expenses in the accompanying consolidated statement of operations for the three months ended April 2, 2022.